UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

AUTOMATIC DATA PROCESSING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 974-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 20, 2007, Automatic Data Processing, Inc. (“ADP”) entered into a Separation and Distribution Agreement (the “Agreement”) with Broadridge Financial Solutions, LLC (“Broadridge”), which contains the key provisions relating to the separation of ADP’s brokerage services and securities clearing and outsourcing services businesses (to be carried on after the separation by Broadridge) from the remainder of ADP’s business (the “Separation”) and the distribution, following Broadridge’s conversion from a Delaware limited liability company to a Delaware corporation, of Broadridge common stock to ADP’s stockholders (the “Distribution”). Among other things, the Agreement identifies the assets to be transferred and contracts to be assigned to Broadridge by ADP and by Broadridge to ADP in the Separation, and the liabilities to be assumed by each of Broadridge and ADP in the Separation, and describes when and how these transfers, assignments and assumptions will occur. In addition, it includes procedures by which ADP and Broadridge will become separate and independent companies. It also contains the conditions that must be satisfied, or waived by ADP, prior to the Separation and the completion of the Distribution.

Pre-Distribution Occurrences. The Agreement provides, subject to the terms and conditions contained in the Agreement and prior to the Distribution, that the following will occur:

•

the consolidation of Broadridge’s international and domestic subsidiaries that are engaged in providing investor communication solutions, securities processing solutions and clearing and outsourcing solutions under Broadridge; and

•	Broadridge’s conversion from a Delaware limited liability company to a Delaware corporation.

Distribution. The Agreement provides that the Separation and the completion of the Distribution are subject to several conditions that must be satisfied, or waived by ADP, including:

•	the Board of Directors of ADP shall have given final approval of the Separation and the Distribution, which approval the Board of Directors of ADP may give in its sole and absolute discretion;

•

the Securities and Exchange Commission shall have declared effective Broadridge’s registration statement under the Securities Exchange Act of 1934, as amended (the “Registration Statement”), and no stop order shall be in effect with respect to the Registration Statement;

•

the actions and filings necessary or appropriate to comply with federal and state securities and blue sky laws and any comparable foreign laws shall have been taken and where applicable become effective or been accepted;

•	the NYSE shall have accepted for listing the shares of Broadridge’s common stock to be issued in the Distribution, subject to official notice of issuance;

•	no order by any court or other legal or regulatory restraint preventing completion of the Separation or the Distribution shall be in effect;

•

ADP shall have received (i) an opinion from its counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP, satisfactory to ADP, to the effect that the distribution of Broadridge’s shares by ADP to its stockholders will qualify as a distribution that is tax-free under Section 355 and other related provisions of the Internal Revenue Code of 1986, as amended, and (ii) a private letter ruling issued to ADP by the Internal Revenue Service regarding the tax-free status of the Distribution, which private letter ruling shall not have been revoked or materially amended;

•	all consents and governmental or other regulatory approvals required in connection with the transactions contemplated by the Agreement shall have been received;

•

each of the tax allocation agreement, transition services agreement, data center outsourcing services agreement, intellectual property transfer agreement and employee matters agreement referred to in the Agreement shall have been entered into prior to the Distribution and remain in full force and effect;

•

each of the other pre-Distribution occurrences shall have occurred, including the execution by Broadridge of a new credit facility, under which Broadridge will borrow $690.0 million and use the proceeds to pay a dividend to ADP, and the receipt by ADP of approximately $60 million distributed from its Canadian subsidiaries; and

•	the Board of Directors of ADP shall not have determined that any event or development has occurred or exists that makes it inadvisable to effect the Distribution.

Assumption of Liabilities and Indemnification. In general, under the Agreement, Broadridge will indemnify ADP and its representatives and affiliates against certain liabilities, to the extent relating to, arising out of or resulting from:

•	Broadridge’s failure to pay, perform or otherwise promptly discharge any of Broadridge’s liabilities or any of Broadridge’s contracts or agreements;

•	the operation of Broadridge’s business, whether prior to or after the Distribution;

•	any breach by Broadridge of the Agreement; and

•

any untrue statement or alleged untrue statement of a material fact or material omission or alleged material omission in the Registration Statement, other than certain information relating to ADP and the Distribution.

In general, under the Agreement, ADP will indemnify Broadridge and its representatives and affiliates against certain liabilities to the extent relating to, arising out of or resulting from:

•	the failure of ADP to pay, perform or otherwise promptly discharge any liability of ADP or any ADP contract or agreement;

•	the operation of its business, whether prior to or after the Distribution;

•	any breach by ADP of the Agreement; and

•

any untrue statement or alleged untrue statement of a material fact or material omission or alleged material omission in the Registration Statement, in each case, only for certain information relating to ADP and the Distribution.

Indemnification with respect to taxes will be governed by the tax allocation agreement.

Further Action and Delayed Transfers. The Agreement provides that ADP and Broadridge will cooperate to effect any contributions, assignments, transfers or assumptions not completed on the date of the Distribution, due to approval, consent or other issues, as promptly following that date as is practicable. Until these contributions, assignments, transfers or assumptions can be completed, the party retaining the assets, liabilities or contracts to be contributed, assigned, transferred or assumed will hold in trust for the benefit of the other party any such assets, liabilities or contracts. In an effort to place each party, insofar as reasonably possible, in the same position as that party would have been in had the contributions, assignments, transfers or assumptions occurred at the time contemplated by the Agreement, the Agreement provides that the economic benefit or detriment associated with those assets, liabilities or contracts will generally be passed on to the party that would have received the assets, liabilities or contracts if the contributions, assignments, transfers or assumptions had occurred as contemplated.

Access to Information. Under the Agreement, the following terms govern access to information:

•

after the Distribution, subject to applicable confidentiality provisions and other restrictions, Broadridge and ADP will each give the other any information within that company’s possession that the requesting party reasonably needs (a) to comply with the requirements imposed on the requesting party by a governmental authority, (b) for use in any proceeding to satisfy audit, accounting, insurance claims, regulatory, litigation or other similar requirements, (c) to comply with its obligations under the Agreement or the ancillary agreements or (d) to enable the requesting party’s auditors to be able to complete their audit and preparation of financial statements and to meet the requesting party’s timetable for dissemination of its financial statements;

•	Broadridge and ADP will retain certain information owned or in each party’s respective possession in accordance with Broadridge’s and ADP’s policies relating to such information; and

•

Broadridge and ADP will, subject to applicable confidentiality provisions and other restrictions, use reasonable best efforts to make available to the other party, each party’s respective past and present directors, officers, employees and other personnel and agents to the extent reasonably required in connection with any proceedings in which the other party may become involved.

Limited Representations and Warranties. Pursuant to the Agreement, Broadridge and ADP make customary representations and warranties only with respect to each party’s capacity to enter into, and the validity and enforceability of, the Agreement and the ancillary agreements. Except as otherwise agreed, both parties take all assets and liabilities “as is, where is” and bear the economic risk relating to conveyance of, title to or the assumption of the assets and liabilities conveyed to one another.

Termination and Amendment. The Agreement may be terminated or amended at any time prior to the Distribution, in ADP’s sole discretion. In the event of the termination of the Agreement, neither party shall have any further liability to the other party.

Expenses. In general, ADP will be responsible for expenses incurred in connection with the transactions contemplated in the Agreement.

The foregoing does not purport to be a full and complete description of the Agreement. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition

On March 21, 2007, the Registrant announced updated fiscal 2007 guidance which includes updated financial results for fiscal 2006. Such results have been updated to reflect the Brokerage Services Group as discontinued operations in anticipation of the completion of the Brokerage Services Group spin-off on March 30, 2007.

A copy of the Registrant’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included as part of this Report on Form 8-K:

Exhibit Number	Description
10.1	Separation and Distribution Agreement, dated as of March 20, 2007, between Automatic Data Processing, Inc. and Broadridge Financial Solutions, LLC.

99.1	Press Release dated March 21, 2007, issued by Automatic Data Processing, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2007

AUTOMATIC DATA PROCESSING, INC.

By:	/s/ James B. Benson
Name:	James B. Benson
Title:	Vice President

Exhibit Index

Exhibit Number	Description
10.1	Separation and Distribution Agreement, dated as of March 20, 2007, between Automatic Data Processing, Inc. and Broadridge Financial Solutions, LLC.

99.1	Press Release dated March 21, 2007, issued by Automatic Data Processing, Inc.